UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

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Automatic Data Processing, Inc.

(Name of Registrant as Specified In Its Charter)

William A. Ackman

Veronica M. Hagen

V. Paul Unruh

Pershing Square Capital Management, L.P.

PS Management GP, LLC

Pershing Square, L.P.

Pershing Square II, L.P.

Pershing Square International, Ltd.

Pershing Square Holdings, Ltd.

Pershing Square VI Master, L.P.

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On September 28, 2017, Pershing Square Capital Management, L.P. and certain affiliates issued the following press release:

Pershing Square Releases Letter to Shareholders

Highlights Second in a Series of Questions for ADP

New York, NY – September 28, 2017 //- Pershing Square Capital Management, L.P. (“Pershing Square”) today published a letter to shareholders highlighting the significant margin improvement that CDK Global (NASDAQ: CDK) (“CDK”) and Solera Holdings, Inc. (“Solera”) achieved after their disposition by ADP (NASDAQ: ADP). After separating from ADP, both CDK and Solera have delivered extraordinary increases in operating margins in only a few years.

By examining the performance of CDK and Solera, investors can better understand the potential for improvement at ADP. The dramatic improvement in these businesses once they were no longer overseen by ADP’s current board and management reflects the value that can be unlocked at ADP, which The Nominees for ADP’s Transformation are committed to achieve.

The full letter can be viewed here: https://adpascending.com/shareholder-materials/

Since our first presentation on August 17, 2017, ADP has yet to respond to the issues we have identified or the questions we have raised, including our first weekly question:

Question 1:

What are ADP’s margins in Employer Services by sub-segment (Small-Business, Mid-market, Enterprise, and International), excluding float and allocating corporate expenses?

Today, Pershing Square published the second in a series of weekly public questions to ADP. We ask that ADP respond to both of these questions so shareholders can better understand ADP’s potential.

Question 2:

When ADP owned Dealer Services, it aimed to produce just ~50bps of annual margin improvement. When Dealer Services was spun-off as CDK, it promptly identified an opportunity to double margins without negative consequence to CDK’s customers, shareholders or other stakeholders. Why was ADP not able to realize this opportunity when it owned CDK?

•	CDK achieved this improvement by engaging constructively with shareholders, hiring an outside consultant to evaluate its potential, and announcing a transformation plan – why won’t ADP do the same?

Read all of Pershing Square’s weekly questions to shareholders here: https://adpascending.com/questions/

For additional information, visit our website: www.ADPascending.com. Follow ADPascending on Facebook, Twitter and YouTube.

About Pershing Square Capital Management, L.P.

Pershing Square Capital Management, L.P., based in New York City, is a SEC-registered investment advisor to investment funds.

Media Contact:

Pershing Square

Fran McGill

212 909 2455, McGill@persq.com

Pershing Square Capital Management, L.P. (“Pershing Square”) and certain of its affiliated funds have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying GOLD proxy card to be used to solicit proxies in connection with the upcoming annual meeting of stockholders (the “Annual Meeting”) of Automatic Data Processing, Inc. (the “Company”) and the election of a slate of director nominees at the Annual Meeting (the “Solicitation”). Stockholders are advised to read the proxy statement and any other documents related to the Solicitation because they contain important information, including information relating to the participants in the Solicitation. These materials and other materials filed by Pershing Square with the SEC in connection with the Solicitation are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by Pershing Square with the SEC are also available, without charge, by directing a request to Pershing Square’s proxy solicitor, D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005 (Call Collect: (212) 269-5550; Call Toll Free: (866) 342-1635) or email: ADP@dfking.com.